Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2013 SECOND QUARTER FINANCIAL RESULTS

•	Total Revenue $1.1 billion; an increase of 41% over the prior year, excluding one-time items in 2012 second quarter

•	Product Sales $1.06 billion; an increase of 43% over the prior year

•	4% organic growth (same store sales) for the Developed Markets segment, excluding the impact from Zovirax Ointment

•	5% organic growth (same store sales) for Developed Markets segment, excluding the impact from Zovirax Franchise

•	14% organic growth (same store sales) for the Emerging Markets segment

•	GAAP EPS $0.03; Cash EPS $1.34, an increase of 54% over the prior year, excluding one-time items in 2012 second quarter

•	GAAP Operating Cash Flow $305 million; Adjusted Operating Cash Flow $423 million; an increase of 61% over the prior year excluding one-time items in 2012 second quarter

•	Bausch + Lomb acquisition closed August 5, 2013 and Valeant expects to realize significantly more than $800 million in synergies

•	2013 Guidance for Cash EPS raised to $6.00 to $6.20, from $5.55 to $5.85, and includes;

•	Negative impact of $0.11 from pre-closing interest expense and additional share count associated with the Bausch + Lomb financing

•	Negative impact of $0.06 from foreign exchange movement

Laval, Quebec — August 7, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces second quarter financial results for 2013.

“The continued outperformance of our businesses, which delivered strong financial results and organic growth despite the genericization of our largest product in April, demonstrates the value of a diversified portfolio,” stated J. Michael Pearson, chairman and chief executive officer. “We are particularly pleased with the performance of our Emerging Markets segment, which delivered organic growth of 14%.”

“In addition to focusing on managing our inline businesses, we were also able to close the acquisition of Bausch + Lomb in a timely basis and complete the integration planning for the transaction,” continued Pearson. “These activities set the stage for what we expect will be a smooth transition over the coming weeks and months.”

Valeant Second Quarter Financial Results

Valeant’s total revenues were $1.1 billion, up 34% compared to the second quarter of 2012, and product revenues were $1.06 billion, up 43% versus the year-ago quarter. Excluding a one-time milestone payment of $45 million received in the second quarter of 2012 from GlaxoSmithKline for the U.S. market launch of Potiga, total revenue increased 41% over the year-ago quarter.

Valeant’s Developed Markets revenue was $792 million, up 37% as compared to the second quarter of 2012. This increase was led by the contribution from acquired businesses including strong growth in key areas such as our aesthetics franchise, which delivered its best quarter ever and OraPharma, our oral health business that continues to deliver double digit growth, while legacy products such as CeraVe, our skin care dispensed product line, grew more than 50% over the prior year, in addition to strong increases in our topical acne portfolio. Same store organic product sales growth for this segment declined 1% for the quarter due to the impact of the Zovirax ointment genericization, which occurred in April 2013. Excluding this impact, Developed Markets delivered 4% organic growth. While the Zovirax cream formulation did not have direct generic competition, this presentation was also impacted by the generic entrant. Excluding the impact from the entire Zovirax franchise on organic growth, the remaining products in the Developed Markets segment delivered 5% organic growth.

Valeant’s Emerging Markets revenue was $304 million, up 26% as compared to the second quarter of 2012. This segment continued to perform well with every geographic business unit delivering double digit product sales growth. Total same store sales growth was 14% for the segment, particularly driven by continued strong growth in Poland, Russia, Brazil, Mexico, South East Asia and South Africa. Total pro forma sales growth for this segment was 12%.

The Company reported net income of $11 million for the second quarter of 2013, or $0.03 per diluted share. On a Cash EPS basis, adjusted income was $421 million, or $1.34 per diluted share. Excluding the one-time milestone payment in the second quarter of 2012, Cash EPS increased 54% over the year-ago quarter. It should be noted that the Cash EPS for the second quarter includes a negative impact of $0.01 due to increased common shares associated with the Bausch + Lomb financing and the negative impact of $0.01 due to unfavorable foreign exchange.

GAAP cash flow from operations was $305 million in the second quarter of 2013, and adjusted cash flow from operations was $423 million. Excluding the one-time milestone payment in the second quarter of 2012, adjusted cash flow from operations increased 61% over the year-ago quarter. This outstanding growth in adjusted cash flow from operations was driven by growth across all our businesses, coupled by improvements to working capital.

The Company’s cost of goods sold (COGS) was $283 million in the second quarter of 2013. After backing out the fair value adjustment to inventory, amortization expense and other items related to acquisitions, COGS represented 23% of product sales, a decrease of one percentage point as compared to the second quarter of 2012 due to a favorable product mix, global plant consolidations and other initiatives.

Selling, General and Administrative expenses were $257 million in the second quarter of 2013 which includes a $17.1 million step-up in stock based compensation expenses and the modification of certain director equity awards which gave the Company a one-time right to settle these awards in cash. The Company elected to cash settle a portion of these awards and the resulting net economic impact was the same as a share repurchase by the Company. Excluding these expenses, SG&A was approximately 22% of revenue. Research and Development expenses were $24 million in the second quarter of 2013, or approximately 2% of revenue.

Bausch + Lomb Transaction

On August 5, 2013, Valeant completed its acquisition of Bausch + Lomb. To finance the transaction and add to our liquidity, Valeant raised $9.6 billion by issuing 27.1 million common shares, $3.2 billion in senior unsecured notes and $4.1 billion in senior secured credit facilities. We expect to realize significantly more than $800 million of cost synergies from the combined Company, with a run rate north of $500 million by year-end 2013 and a run rate significantly more than $800 million by year-end 2014.

2013 Guidance

The Company is updating its previous Cash EPS guidance and is now targeting Cash EPS of $6.00 to $6.20 in 2013, which includes the negative impact from the Bausch + Lomb pre-closing interest expense and additional share count of $0.11, and the negative impact of $0.06 from foreign exchange movement, up from prior guidance of $5.55 to $5.85. Cash EPS expectations for the third and fourth quarters of 2013 are $1.33 to $1.43 and $2.03 to $2.13, respectively. In addition to the $0.01 negative impact that occurred in the second quarter from Bausch + Lomb pre-closing interest expense and additional share count, this new guidance also includes an additional $0.10 impact in the third quarter. This guidance includes a negative $0.05 cents in the second half of 2013 related to unfavorable foreign exchange in addition to the negative impact of $0.01 realized in the second quarter. Total revenue for 2013 is expected to be in the range of $5.8 billion and $6.2 billion. We will update our adjusted cash flow from operations expectations at the appropriate time.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), August 7, 2013 to discuss its second quarter financial results for 2013. The dial-in number to participate on this call is (877) 876-8393 confirmation code 17202469. International callers should dial (973) 200-3961, confirmation code 17202469. A replay will be available approximately two hours following the conclusion of the conference call through August 14, 2013 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 17202469. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the amount and timing of synergies, our expected performance for 2013, including 2013 guidance with respect to Cash EPS and total revenue. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1

Condensed Consolidated Statements of Income (Loss)

For the Three and Six Months Ended June 30, 2013 and 2012

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2013	2012	2013	2012
Product sales	$1,063,513	$742,972	$2,102,380	$1,493,852
Alliance and royalty	13,922	56,869	23,180	136,100
Service and other	18,327	20,249	38,557	46,241

Total revenues	1,095,762	820,090	2,164,117	1,676,193

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	283,183	192,928	568,087	417,124
Cost of services	14,026	16,839	28,977	35,659
Cost of alliances	433	—	911	68,820
Selling, general and administrative (“SG&A”)	257,373	185,440	499,272	362,726
Research and development	24,469	17,711	48,264	39,717
Acquisition-related contingent consideration	3,669	7,729	1,484	17,568
In-process research and development impairments and other charges	4,830	4,568	4,830	4,568
Legal settlements and related fees	1,124	53,624	5,572	56,779
Restructuring, acquisition-related and other costs	61,544	43,871	118,428	113,713
Amortization of intangible assets	303,598	210,570	629,773	411,213

	954,249	733,280	1,905,598	1,527,887

Operating income (loss)	141,513	86,810	258,519	148,306
Interest expense, net	(175,739)	(99,594)	(329,458)	(200,496)
Gain (loss) on extinguishment of debt	—	—	(21,379)	(133)
Gain (loss) on investments, net	3,963	(35)	5,822	2,024
Foreign exchange and other	(10,082)	(4,238)	(8,643)	20,061

Income (loss) before (recovery of) provision for income taxes	(40,345)	(17,057)	(95,139)	(30,238)
(Recovery of) provision for income taxes	(51,211)	4,550	(78,475)	4,290

Net income (loss)	$10,866	$(21,607)	$(16,664)	$(34,528)

Earnings per share:
Basic:
Net income (loss)	$0.04	$(0.07)	$(0.05)	$(0.11)

Shares used in per share computation	308,153	304,816	307,677	306,296

Diluted:
Net income (loss)	$0.03	$(0.07)	$(0.05)	$(0.11)

Shares used in per share computation	314,447	304,816	307,677	306,296

Valeant Pharmaceuticals International, Inc.	Table 2

Reconciliation of GAAP EPS to Cash EPS

For the Three and Six Months Ended June 30, 2013 and 2012

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2013	2012	2013	2012
Net income (loss)	$10,866	$(21,607)	$(16,664)	$(34,528)
Non-GAAP adjustments (a):
Inventory step-up (b)	26,518	10,361	69,759	43,392
Alliance product assets & pp&e step-up/down (c)	413	313	551	51,034
Stock-based compensation (d)	17,134	7,274	16,854	17,702
Acquisition-related contingent consideration (e)	3,669	7,729	1,484	17,568
In-process research and development impairments and other charges (f)	4,830	4,568	4,830	4,568
Legal settlements and related fees (g)	1,124	53,624	5,572	56,779
Restructuring, acquisition-related and other costs (h)	61,544	43,871	118,428	113,713
Amortization and other non-GAAP charges (i)	316,097	213,652	652,872	418,855

	431,329	341,392	870,350	723,611
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	33,279	(395)	42,926	5,355
(Gain) loss on extinguishment of debt	—	—	21,379	133
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	—	1,002	—	1,002
Foreign exchange and other (k)	8,304	—	8,304	—
Tax (l)	(63,220)	(5,850)	(100,575)	(20,709)

Total adjustments	409,692	336,149	842,384	709,392
Adjusted Net income	$420,558	$314,542	$825,720	$674,864

GAAP earnings (loss) per share - diluted	$0.03	$(0.07)	$(0.05)	$(0.11)

Cash earnings per share - diluted	$1.34	$1.01	$2.63	$2.15

Cash earnings per share excluding one-time items - diluted	$1.34	$0.87	$2.63	$1.78

Shares used in diluted per share calculation - Cash earnings per share	314,447	312,631	314,118	314,514

(a)	See footnote (a) to Table 2a and Table 2b.
(b)	See footnote (b) to Table 2a and Table 2b.
(c)	See footnote (d) to Table 2b.
(d)	See footnote (d) to Table 2a and (e) to Table 2b.
(e)	See footnote (f) to Table 2a and (g) to Table 2b.
(f)	See footnote (g) to Table 2a and (h) to Table 2b.
(g)	See footnote (h) to Table 2a and (i) to Table 2b.
(h)	See footnote (i)(j) to Table 2a and (j)(k) to Table 2b.
(i)	See footnote (c)(e) to Table 2a and (c)(f) Table 2b.
(j)	See footnote (k) to Table 2a and (l) to Table 2b.
(k)	See footnote (l) to Table 2a and (m) to Table 2b.
(l)	See footnote (m) to Table 2a and (n) to Table 2b.

Valeant Pharmaceuticals International, Inc.	Table 2a

Reconciliation of GAAP EPS to Cash EPS

For the Three Months Ended June 30, 2013 and 2012

	Non-GAAP Adjustments(a) for
	Three Months Ended
	June 30,
(In thousands, except per share data)	2013		2012
Product sales	$—		$—
Alliance and royalty	—		—
Service and other	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(38,960	)(b)(c)	(13,984	)(b)(c)
Cost of services	—		—
Cost of alliances	—		—
Selling, general and administrative (“SG&A”)	(17,604	)(d)	(8,048	)(d)(e)
Research and development	—		—
Acquisition-related contingent consideration	(3,669	)(f)	(7,729	)(f)
In-process research and development impairments and other charges	(4,830	)(g)	(4,568	)(g)
Legal settlements and related fees	(1,124	)(h)	(53,624	)(h)
Restructuring, acquisition-related and other costs	(61,544	)(i)	(43,871	)(j)
Amortization of intangible assets	(303,598)		(210,570)

	(431,329)		(342,394)

Operating income (loss)	431,329		342,394
Interest expense, net	33,279	(k)	(395	)(k)
Gain (loss) on extinguishment of debt	—		—
Foreign exchange and other	8,304	(l)	—

Income (loss) before (recovery of) provision for income taxes	472,912		341,999
(Recovery of) provision for income taxes	63,220	(m)	5,850	(m)

Total Adjustments to Net income (loss)	$409,692		$336,149

Earnings per share:
Diluted:
Total Adjustments to Net income (loss)	$1.30		$1.08

Shares used in per share computation	314,447		312,631

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended June 30, 2013 is $26.5 million primarily relating to the acquisition of Medicis Pharmaceutical Corporation on December 11, 2012. For the three months ended June 30, 2012 the impact of inventory fair value step-up is $10.4 million primarily relating to the acquisitions of iNova on December 21, 2011 and Afexa Life Sciences on October 17, 2011.
(c)	For the three months ended June 30, 2013 and 2012 cost of goods include costs associated with integration related tech transfers, $10.7 million and $3.0 million, respectively. For the three months ended June 30, 2013 cost of goods include amortization of a BMS fair value inventory adjustment of $1.4 million.
(d)	For the three months ended June 30, 2013 and 2012 SG&A primarily includes $17.1 million and $7.3 million of stock-based compensation, respectively, which reflects the one time modification and cash settlement of certain board of directors equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(e)	SG&A includes $1.0 million loss on assets held for sale/impairment for the three months ended June 30, 2012.
(f)	Net expenses from the changes in acquisition-related contingent consideration for the three months ended June 30, 2013 and 2012 of $3.7 million and $7.7 million, respectively.
(g)	In-process research and development impairments and other charges for the three months ended June 30, 2013 of $4.8 million relates to impairment charges for IPR&D assets. In-process research and development impairments and other charges for the three months ended June 30, 2012 of $4.6 million primarily relates to the termination of an IPR&D program acquired from Ortho Dermatologics.
(h)	For the three months ended June 30, 2013 and 2012 legal settlement costs of $1.1 million and $53.6 million, respectively, relate to settlements and associated legal fees of patent-related and anti-trust litigations.
(i)	Restructuring, acquisition-related and other costs of $61.5 million primarily represent costs related to the acquisition of Medicis Pharmaceutical Corporation, Obagi Medical Products, Inc. and other Valeant restructuring and integration initiatives. These include $25.5 million related to integration consulting, duplicative labor, transition services, and other, $11.6 million related to employee severance costs, $7.9 million related to acquisition costs, $5.1 million related to facility closure costs, $4.6 million related to other, $3.5 million of other non-cash charges, $2.2 million stock-based compensation, and $1.1 million related to non-personnel manufacturing integration costs.
(j)	Restructuring, acquisition-related and other costs of $43.9 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and the acquisitions of Afexa Life Sciences, iNova, Dermik, Sanitas, Ortho Dermatologics, PharmaSwiss SA, Probiotica, Eyetech, Pedinol, University Medical and Gerot Lannach. These include $13.9 million related to acquisition costs, $12.2 million related to employee severance costs, $8.4 million related to integration consulting, duplicative labor, transition services, and other, $5.1 million related to facility closure costs, $2.3 million related to non-personnel manufacturing integration costs and $2.0 million related to other.
(k)	Non cash interest expense associated with amortization and write-down of deferred financing costs and debt discounts for the three months ended June 30, 2013 of $33.3 million. For the three months ended June 30, 2012 non cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest is offset by an adjustment to deferred financing costs.
(l)	Unrealized foreign exchange on intercompany financing arrangements, $8.3 million.
(m)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 2b

Reconciliation of GAAP EPS to Cash EPS

For the Six Months Ended June 30, 2013 and 2012

	Non-GAAP Adjustments(a) for
	Six Months Ended
	June 30,
(In thousands, except per share data)	2013		2012
Product sales	$—		$—
Alliance and royalty	—		—
Service and other	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(92,949	)(b)(c)	(50,405	)(b)(c)
Cost of services	—		—
Cost of alliances	—		(50,958	)(d)
Selling, general and administrative (“SG&A”)	(17,314	)(e)	(19,409	)(e)(f)
Research and development	—		—
Acquisition-related contingent consideration	(1,484	)(g)	(17,568	)(g)
In-process research and development impairments and other charges	(4,830	)(h)	(4,568	)(h)
Legal settlements and related fees	(5,572	)(i)	(56,779	)(i)
Restructuring, acquisition-related and other costs	(118,428	)(j)	(113,713	)(k)
Amortization of intangible assets	(629,773)		(411,213)

	(870,350)		(724,613)

Operating income (loss)	870,350		724,613
Interest expense, net	42,926	(l)	5,355	(l)
Gain (loss) on extinguishment of debt	21,379		133
Foreign exchange and other	8,304	(m)	—

Income (loss) before (recovery of) provision for income taxes	942,959		730,101
(Recovery of) provision for income taxes	100,575	(n)	20,709	(n)

Total Adjustments to Net income (loss)	$842,384		$709,392

Earnings per share:
Diluted:
Total Adjustments to Net income (loss)	$2.68		$2.26

Shares used in per share computation	314,118		314,514

(a)	See footnote (a) to Table 2a.
(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the six months ended June 30, 2013 is $69.8 million primarily relating to the acquisition of Medicis Pharmaceutical Corporation on December 11, 2012. For the six months ended June 30, 2012 the impact of inventory fair value step-up is $43.4 million primarily relating to the acquisitions of Dermik on December 16, 2011, iNova on December 21, 2011 and Afexa Life Sciences on October 17, 2011.
(c)	For the six months ended June 30, 2013 and 2012 cost of goods include costs associated with integration related tech transfers, $18.1 million and $4.5 million, respectively. For the six months ended June 30, 2013 cost of goods include amortization of a BMS fair value inventory adjustment of $3.5 million.
(d)	Cost of alliances represents the divestiture of 5-FU and IDP-111 resulting from the acquisition of Dermik, $50.9 million for the six months ended June 30, 2012.
(e)	For the six months ended June 30, 2013 and 2012 SG&A primarily includes $16.9 million and $17.7 million of stock-based compensation, respectively, which reflects the one time modification and cash settlement of certain board of directors equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(f)	SG&A includes $1.0 million loss on assets held for sale/impairment for the six months ended June 30, 2012.
(g)	Net expenses from the changes in acquisition-related contingent consideration for the six months ended June 30, 2013 and 2012 of $1.5 million and $17.6 million, respectively.
(h)	In-process research and development impairments and other charges for the six months ended June 30, 2013 of $4.8 million relates to impairment charges for IPR&D assets. In-process research and development impairments and other charges for the six months ended June 30, 2012 of $4.6 million primarily relates to the termination of an IPR&D program acquired from Ortho Dermatologics.
(i)	For the six months ended June 30, 2013 and 2012 legal settlement costs of $5.6 million and $56.8 million, respectively, relate to settlements and associated legal fees of patent-related and anti-trust litigations.
(j)	Restructuring, acquisition-related and other costs of $118.4 million primarily represent costs related to the acquisition of Medicis Pharmaceutical Corporation, Obagi Medical Products, Inc. and other Valeant restructuring and integration initiatives. These include $49.9 million related to integration consulting, duplicative labor, transition services, and other, $27.4 million related to employee severance costs, $15.8 million related to acquisition costs, $9.3 million related to facility closure costs, $7.5 million related to other, $3.5 million of other non-cash charges, $2.2 million stock-based compensation, and $2.8 million related to non-personnel manufacturing integration costs.
(k)	Restructuring, acquisition-related and other costs of $113.7 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and the acquisitions of Afexa Life Sciences, iNova, Dermik, Sanitas, Ortho Dermatologics, PharmaSwiss SA, Probiotica, Eyetech, Pedinol, University Medical and Gerot Lannach. These include $31.9 million related to employee severance costs, $23.7 million related to facility closure costs, $21.4 million related to acquisition costs, $21.4 million related to integration consulting, duplicative labor, transition services, and other, $11.2 million related to other, and $4.1 million related to non-personnel manufacturing integration costs.
(l)	Non cash interest expense associated with amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the six months ended June 30, 2013 and 2012 of $42.9 million and $5.4 million, respectively.
(m)	Unrealized foreign exchange on intercompany financing arrangements, $8.3 million.
(n)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.	Table 3

Statement of Revenues - by Segment

For the Three and Six Months Ended June 30, 2013 and 2012

(In thousands)

	Three Months Ended
	June 30,
	2013 GAAP	2012 GAAP	% Change	2013 currency impact	2013 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
U.S. Promoted	$487,090	$256,983	90%	$—	$487,090	90%
U.S. Neurology & Other	163,405	192,644	-15%	—	163,405	-15%
Canada/Australia	141,330	128,360	10%	2,148	143,478	12%

Developed Markets	791,825	577,987	37%	2,148	793,973	37%
Emerging Markets-Central/Eastern Europe	186,377	143,805	30%	(5,381)	180,996	26%
Emerging Markets-Latin America	89,142	73,414	21%	(2,178)	86,964	18%
Emerging Markets-Southeast Asia/Africa	28,418	24,884	14%	1,985	30,403	22%

Emerging Markets	303,937	242,103	26%	(5,574)	298,363	23%

Total Revenues	$1,095,762	$820,090	34%	$(3,426)	$1,092,336	33%

	Six Months Ended June 30,
	2013 GAAP	2012 GAAP	% Change	2013 currency impact	2013 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
U.S. Promoted	$969,726	$584,938	66%	$—	$969,726	66%
U.S. Neurology & Other	323,371	351,008	-8%	—	323,371	-8%
Canada/Australia	269,872	260,929	3%	3,532	273,404	5%

Developed Markets	1,562,969	1,196,875	31%	3,532	1,566,501	31%
Emerging Markets-Central/Eastern Europe	372,543	288,203	29%	(5,681)	366,862	27%
Emerging Markets-Latin America	170,851	144,288	18%	982	171,833	19%
Emerging Markets-Souteast Asia/Africa	57,754	46,827	23%	3,691	61,445	31%

Emerging Markets	601,148	479,318	25%	(1,008)	600,140	25%

Total Revenues	$2,164,117	$1,676,193	29%	$2,524	$2,166,641	29%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2013 reported amounts adjusted to exclude currency impact, calculated using 2012 monthly average exchange rates, to the actual 2012 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4

Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment

For the Three and Six Months Ended June 30, 2013

(In thousands)

4.1 Cost of goods sold (a)

	Three Months Ended June 30,
	2013 as reported GAAP	% of product sales	2013 fair value step-up adjustment to inventory and Other non- GAAP (b)	2013 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
Developed Markets	$158,346	21%	$30,428	$127,918	17%
Emerging Markets	124,837	42%	8,532	116,305	40%

	$283,183	27%	$38,960	$244,223	23%

	Six Months Ended
	June 30,
	2013 as reported GAAP	% of product sales	2013 fair value step-up adjustment to inventory and Other non- GAAP (c)	2013 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
Developed Markets	$317,758	21%	$77,332	$240,426	16%
Emerging Markets	250,329	43%	15,617	234,712	40%

	$568,087	27%	$92,949	$475,138	23%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $24.5 million of fair value step-up adjustment to inventory and $6.3 million of integration related tech transfer costs offset by PP&E step down of $0.4 million. Emerging Markets include $2.0 million of fair value step up adjustment to inventory, $4.4M of integration related tech transfer costs, $1.4 million BMS fair value inventory adjustment and $0.7 million of PP&E step up and other.
(c)	Developed Markets include $65.6 million of fair value step-up adjustment to inventory and $12.3 million of integration related tech transfer costs offset by PP&E step down of $0.6 million. Emerging Markets include $4.2 million of fair value step up adjustment to inventory, $5.8M of integration related tech transfer costs, $3.5 million BMS fair value inventory adjustment and $2.1 million of PP&E step up and other.

Valeant Pharmaceuticals International, Inc.	Table 5

Consolidated Balance Sheet and Other Data

(In thousands)

	As of June 30, 2013	As of December 31, 2012
5.1 Cash
Cash and cash equivalents	$2,539,390	$916,091
Marketable securities	—	4,410

Total cash and marketable securities	$2,539,390	$920,501

Debt
New Term Loan A Facility	$1,876,228	$2,083,462
New Term Loan B Facility	1,263,793	1,275,167
New Incremental Term Loan B Facility	972,272	973,988
New Revolving Credit Facility	225,000	—
Senior Notes	6,451,687	6,448,317
Convertible Notes	209	233,793
Other	4,916	898

	10,794,105	11,015,625
Less: Current portion	(346,875)	(480,182)

	$10,447,230	$10,535,443

	Three Months Ended June 30,
	2013	2012
5.2 Summary of Cash Flow Statements
Cash flow provided by (used in):
Net cash provided by operating activities (GAAP)	$305,028	$254,602
Restructuring, acquisition-related and other costs (c)	58,039	43,871
Payment of accrued legal settlements	11,728	1,752
Payment of Accreted Interest on Convertible Debt	—	—
Tax Benefit from Stock Options Exercised (a)	11,845	2,882
Cash Settlement of BOD Equity Awards	21,381	—
Working Capital change related to Business Development Activities	21,707	—
Non-Cash adjustments to Income Taxes Payable	—	—
Changes in working capital related to restructuring, acquisition-related and other costs(c)	(6,233)	4,379

Adjusted cash flow from operations (Non-GAAP) (b)	$423,495	$307,486

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total Restructuring, acquisition-related and other costs cash payments of $51,806 are broken down as follows:

Project Type	Amount Paid
Medicis	24,960
Obagi	7,130
Intellectual property migration	5,758
Europe (including Nature Produkt & Lek-Am)	3,679
Manufacturing integration (various deals)	2,511
Ophthalmology (QLT and Eyetech)	1,542
OraPharma	1,447
U.S. restructuring	759
Bausch & Lomb	416
Systems integration (various deals U.S./Canada)	413
Other	3,191

Total	$51,806

Expense Type	Amount Paid
Integration related consulting, duplicative labor, transition services, and other	21,408
Severance payments	14,249
Acquisition-related costs paid to 3rd parties	8,636
Facility closure costs, other manufacturing integration, and other	5,303
Stock-based compensation	2,210

Total	$51,806

Valeant Pharmaceuticals International, Inc.	Table 6

Organic Growth—by Segment

For the Three Months Ended June 30, 2013

	For the Three Months Ended June 30,
										Organic growth
							(a)	(b)		(b)	(b)
(In thousands)	(1) QTD 2013	(2) Acq impact	(3) QTD Same store	(4) QTD 2012	(5) Pro Forma Adj	(6) Pro Forma 2012	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+ (7) /(4)- (9)
U.S. Promoted	476.8	243.6	233.3	249.5	242.9	492.4	—	—	4.6	-2%	-5%
U.S. Neurology & Other (d )	162.8	18.8	143.9	142.5	17.9	160.4	—	—	1.9	3%	2%
Canada/Australia (e)	134.4	15.0	119.4	118.9	15.6	134.5	1.8	0.2	2.5	3%	4%
Developed Markets	774.0	277.4	496.6	510.9	276.4	787.3	1.8	0.2	9.0	0%	-1%
Emerging Markets—Central/Eastern Europe	179.2	21.8	157.5	136.7	22.4	159.0	(4.9)	(0.3)	1.3	10%	13%
Emerging Markets—Latin America	89.1	5.3	83.9	73.4	3.8	77.2	(1.9)	(0.3)	3.4	17%	17%
Emerging Markets—Southeast Asia/Africa	25.7	0.3	25.5	24.9	0.2	25.1	2.1	0.0	—	11%	11%

Emerging Markets	294.1	27.3	266.8	235.0	26.4	261.4	(4.7)	(0.6)	4.7	12%	14%

Total product sales	1,068.1	304.7	763.3	745.9	302.8	1,048.7	(2.8)	(0.4)	13.7	3%	4%

Normalized for: 1) Generic impact of Zovirax Ointment

	For the Three Months Ended June 30,
										Organic growth
							(a)	(b)		(b)	(b)
	(1) QTD 2013	(2) Acq impact	(3) QTD Same store	(4) QTD 2012	(5) Pro Forma Adj	(6) Pro Forma 2012	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) / (4)-(9)
U.S. Promoted (f)	472.7	243.6	229.2	224.8	242.9	467.7	—	—	4.6	2%	4%
U.S. Neurology & Other (d )	162.8	18.8	143.9	142.5	17.9	160.4	—	—	1.9	3%	2%
Canada/Australia (e)	134.4	15.0	119.4	118.9	15.6	134.5	1.8	0.2	2.5	3%	4%
Developed Markets	769.9	277.4	492.5	486.2	276.4	762.6	1.8	0.2	9.0	2%	4%
Emerging Markets—Central/Eastern Europe	179.2	21.8	157.5	136.7	22.4	159.0	(4.9)	(0.3)	1.3	10%	13%
Emerging Markets—Latin America	89.1	5.3	83.9	73.4	3.8	77.2	(1.9)	(0.3)	3.4	17%	17%
Emerging Markets—Southeast Asia/Africa	25.7	0.3	25.5	24.9	0.2	25.1	2.1	0.0	—	11%	11%

Emerging Markets	294.1	27.3	266.8	235.0	26.4	261.4	(4.7)	(0.6)	4.7	12%	14%

Total product sales	1,064.0	304.7	759.2	721.1	302.8	1,023.9	(2.8)	(0.4)	13.7	5%	7%

Normalized for: 1) Generic impact of Zovirax franchise

	For the Three Months Ended June 30,
										Organic growth
							(a)	(b)		(b)	(b)
	(1) QTD 2013	(2) Acq impact	(3) QTD Same store	(4) QTD 2012	(5) Pro Forma Adj	(6) Pro Forma 2012	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) / (4)-(9)
U.S. Promoted (g)	457.2	243.6	213.6	204.0	242.9	446.9	—	—	4.6	3%	7%
U.S. Neurology & Other (d )	162.8	18.8	143.9	142.5	17.9	160.4	—	—	1.9	3%	2%
Canada/Australia (e)	134.4	15.0	119.4	118.9	15.6	134.5	1.8	0.2	2.5	3%	4%
Developed Markets	754.3	277.4	476.9	465.4	276.4	741.8	1.8	0.2	9.0	3%	5%
Emerging Markets—Central/Eastern Europe	179.2	21.8	157.5	136.7	22.4	159.0	(4.9)	(0.3)	1.3	10%	13%
Emerging Markets—Latin America	89.1	5.3	83.9	73.4	3.8	77.2	(1.9)	(0.3)	3.4	17%	17%
Emerging Markets—Southeast Asia/Africa	25.7	0.3	25.5	24.9	0.2	25.1	2.1	0.0	—	11%	11%

Emerging Markets	294.1	27.3	266.8	235.0	26.4	261.4	(4.7)	(0.6)	4.7	12%	14%

Total product sales	1,048.4	304.7	743.7	700.3	302.8	1,003.2	(2.8)	(0.4)	13.7	6%	8%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2013 reported amounts adjusted to exclude currency impact, calculated using 2012 monthly average exchange rates, to the actual 2012 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures, discontinuations and supply interuptions.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV)— $2.1M Q2’13 and $1.1M Q2’12
(e)	Includes Valeant’s attributable portion of revenue from joint ventures (JV)— $2.5M Q2’13 and $1.8M Q2’12.
(f)	Excludes revenue from genericized products of $4.1M Q2’13 and $24.8M Q2’12
(g)	Excludes revenue from genericized products of $19.6M Q2’13 and $45.5M Q2’12